Exhibit 99.1

Hall of Fame Resort & Entertainment Company Shares Important Business Updates

Company Release - 4/28/2022 8:00 AM ET

Company closes $4 million loan with Midwest Lender Fund, LLC and obtains necessary approvals to move forward with $3.2 million in Property Assessed Clean Energy (PACE) financing

CANTON, Ohio--(BUSINESS WIRE)-- Hall of Fame Resort & Entertainment Company (“HOFV” or the “Company”) (NASDAQ: HOFV, HOFVW), the only resort, entertainment and media company centered around the power of professional football, today announced it has secured two additional sources of funding that will be used to continue building out the Hall of Fame Village powered by Johnson Controls.

The Company recently closed a $4 million loan with Midwest Lender Fund, LLC, an entity owned by HOFV director and shareholder, Stuart Lichter, for use in the construction of the Center for Performance, a 100,000-square-foot dome featuring exhibition halls and athletic performance space. Furthermore, the City of Canton, in coordination with the Canton Regional Energy Special Improvement District, approved legislation that will enable the Company to move forward with $3.2 million in Property Assessed Clean Energy (PACE) financing in conjunction with the implementation of various energy-efficient improvements at the Center for Performance.

“Our ability to secure additional financing is a testament to the strength of our business and the significant potential that is embedded in the Hall of Fame Village powered by Johnson Controls, especially as we get set to open the Center for Performance, Fan Engagement Zone, Play Action Plaza and other phase two attractions this summer,” said Michael Crawford, President and CEO of HOFV. “These new sources of financing will help us create even more one-of-a-kind experiences for guests that drive added revenue for our Company while also moving forward with our plans to further develop new assets, content and partnerships across all three of our business verticals – media, gaming and destination.”

The Center for Performance is scheduled to open in July 2022 and will serve as the home for the NFL Alumni Academy and various Ohio-based sports leagues. It will also have world-class office space, training facilities, turf practice fields and two basketball courts that can also be used for volleyball. The Company is currently seeking a sponsor for naming rights to the Center for Performance. Companies interested in sponsoring the building can contact Anne Graffice, Executive Vice President, Public Affairs for HOFV.

About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com.

About the Hall of Fame Village powered by Johnson Controls

Hall of Fame Village powered by Johnson Controls is a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus in Canton, Ohio. Owned by the Hall of Fame Resort and Entertainment Company (NASDAQ: HOFV, HOFVW), the Village currently has over $250 million worth of assets under management and is one of the largest ongoing construction projects in Ohio. Phase I of the project entailed the construction of the Tom Benson Hall of Fame Stadium, a world-class 20,000 seat, sports and entertainment stadium, and the National Youth Football and Sports Complex. Phase II, currently under construction, will add the Constellation Center for Excellence, the Center for Performance, a Fan Engagement Zone, a Hall of Fame indoor waterpark and a Hilton Tapestry Hotel. Phase III is currently in planning stages. For more information, visit www.HOFVillage.com.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including refinancing its existing term loan and obtaining financing to construct planned facilities; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel, the inability to maintain the listing of the Company’s shares on Nasdaq, as well as those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media/Investor Contacts:

For Hall of Fame Resort & Entertainment Company
Media Inquiries: public.relations@hofreco.com
Investor Inquiries: investor.relations@hofreco.com